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                                 eUNIVERSE, INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                BRAD D. GREENSPAN
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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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FOR IMMEDIATE RELEASE
                                               FOR FURTHER INFORMATION, CONTACT:

                                                               ARTHUR B. CROZIER
                                                      INNISFREE M&A INCORPORATED
                                                                    212-750-5833


EUNIVERSE (OTC: EUNI.PK) DIRECTORS HAVE SUBSTANTIAL CONFLICTS OF INTEREST WITH RESPECT TO VERISIGN (NASDAQ: VRSN) AND ASK JEEVES (NASDAQ: ASKJ)

         o EUNIVERSE'S FUTURE SUCCESS IN LUCRATIVE PAID SEARCH SPACE IS THREATENED BY EXISTING DIRECTOR CONFLICTS

         o MR. GREENSPAN URGES STOCKHOLDERS TO PROTECT THE VALUE OF THEIR INVESTMENT BY VOTING FOR HIS INDEPENDENT NOMINEES ON THE BLUE PROXY CARD


LOS ANGELES, CA - JANUARY 23, 2004 - Brad Greenspan, who has nominated a slate of independent Directors in opposition to incumbent management's slate at the January 29, 2004 Annual Meeting of eUniverse (OTC: EUNI.PK), reported today that he believes that certain of eUniverse's incumbent Directors have substantial conflicts of interest that could threaten the Company's success in the paid search industry.

Specifically,

Mr. Greenspan believes that Daniel Mosher has conflicts of interest arising from his middle management role at Verisign, Inc., (NASDAQ: VRSN) which introduced the "Sitefinder" redirect service in direct competition with eUniverse's PefectNav application. The FACT is that Mr. Mosher did not disclose to Mr. Greenspan, while Mr. Greenspan was Chairman/CEO of eUniverse, or the Board that VeriSign was preparing to implement its redirect service in direct competition with eUniverse. Mr. Mosher apparently continues to have access to confidential performance information relating to the PerfectNav business while maintaining his job with Verisign.

Mr. Greenspan believes that David Carlick has a conflict of interest arising from his membership on the Board of Ask Jeeves (Nasdaq: ASKJ), which is a pure play in the paid search space. As an eUniverse Director selected by VantagePoint Venture Partners as the sole Series C preferred stockholder, Mr. Carlick has access to eUniverse's proprietary technologies, metrics, and strategies. In addition, further to an existing "Management Agreement" at eUniverse to which Mr. Carlick is a party, Mr. Greenspan believes Mr. Carlick has the ability to influence management decisions which may adversely affect eUniverse's Paid Search division.

Mr. Greenspan commented, " I raised my concerns about my view of these troubling conflicts of interest before the consummation of the VantagePoint financing transaction last October. That was one of my reasons for opposing the deal. My concerns, however, fell on deaf ears."

"My experiences with the current eUniverse Board leads me to believe that they are not interested dissenting voices, no matter how valid the arguments. That is all the more reason that it is in the best interests of stockholders to vote for my slate of experienced, independent nominees on the BLUE proxy card today."

Stockholders who have any questions, or need assistance in voting their shares, should contact Mr. Greenspan's proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-888-750-5834.

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